UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street Tulsa, Oklahoma	74103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 588-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 20, 2023, ONEOK, Inc., an Oklahoma corporation (the “Company”), filed a new shelf Registration Statement on Form S-3ASR (Registration No. 333-272782) with the Securities and Exchange Commission (the “Shelf Registration Statement”) as part of a recurring and routine process to update its registration statements every three years. With the filing of the new Shelf Registration Statement, the Company’s prior at-the-market program expired by its terms. By entering into the new equity distribution agreement described below, the Company is reestablishing its at-the-market program as part of this recurring and routine process.

On August 3, 2023, the Company entered into an Equity Distribution Agreement (the “Agreement”) with BofA Securities, Inc. (the “Manager”) and the Forward Purchaser (as defined below), providing for the offer and sale of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $1,000,000,000, from time to time through the Manager, acting as the Company’s sales agent or, if applicable, as forward seller, or directly to the Manager acting as principal.

Sales of shares of Common Stock, if any, will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed by the Company and the Manager, by means of any other existing trading market for shares of Common Stock or to or through a market maker other than on an exchange. Under the terms of the Agreement, the Company may also sell shares of Common Stock to the Manager as principal for its own account at a price to be agreed upon at the time of sale. Any sale of shares of Common Stock to the Manager as principal would be pursuant to the terms of a separate terms agreement between the Company and the Manager. The Agreement provides that the Manager, when it is acting as the Company’s sales agent, will be entitled to a commission of the gross offering proceeds of the shares of Common Stock sold through such Manager. The Company has no obligation to offer or sell any shares of Common Stock under the Agreement, and may at any time suspend offers and sales under the Agreement.

The Agreement contemplates that, in addition to the issuance and sale by the Company of shares of Common Stock to or through the Manager, the Company may enter into separate forward sale agreements under the master forward confirmation (the “Master Forward Confirmation”), dated August 3, 2023, between the Company and Bank of America, N.A. (in such capacity, the “Forward Purchaser”) and the related supplemental confirmations to be entered into between the Company and the Forward Purchaser.

The Company intends to use the net proceeds from any sales pursuant to the Agreement and the net cash proceeds from the settlement of any forward sales agreements, after deducting Manager’s (or, if applicable, the Forward Purchaser’s) commissions and the Company’s offering expenses, for general corporate purposes, which may include repaying or refinancing a portion of the Company’s outstanding indebtedness and funding working capital, capital expenditures or acquisitions.

The shares of Common Stock will be issued pursuant to the Company’s Shelf Registration Statement.

The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Manager, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Additionally, the Agreement provides that the Company may in the future, and from time to time, add additional managers and, if applicable, additional forward purchasers to the Agreement on the terms and conditions set forth therein. The foregoing description of the Agreement and the Master Forward Confirmation does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the form of Master Forward Confirmation, copies of which are filed herewith as Exhibit 1.1 and Exhibit 1.2, respectively, and are incorporated by reference herein. A copy of the opinion of GableGotwals relating to the validity of the issuance of shares of the Company’s Common Stock pursuant to the Agreement is also filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated August 3, 2023, among ONEOK, Inc., BofA Securities, Inc., as sales agent, principal and/or forward seller, and Bank of America, N.A., as forward purchaser.

1.2	Form of Master Forward Confirmation.

5.1	Opinion of GableGotwals.

23.1	Consent of GableGotwals (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: August 3, 2023	By:	/s/ Walter S. Hulse III
Walter S. Hulse III Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development